                                                                       Exhibit M

CALCULATION EXHIBIT FOR FLEXIBLE PREMIUM VARIABLE LIFE - SINGLE LIFE

ASSUMPTIONS:
MALE, ISSUE AGE 50, PREFERRED NONSMOKER
FACE AMOUNT OF 900,000.00
GUIDELINE PREMIUM TEST, LEVEL DB OPTION
PLANNED ANNUAL PREMIUM OF 13,770.00
USING CURRENT CHARGES, 6.00% GROSS INTEREST RATE

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE MONTHLY PROCESSING DURING POLICY YEAR 5:

                BEGINNING                                                   COST                   END
                 OF MONTH      GROSS                                          OF        NET   OF MONTH
POLICY  POLICY       CASH    PREMIUM    PREMIUM      ADMIN      RIDER  INSURANCE INVESTMENT       CASH  SURRENDER
  YEAR   MONTH      VALUE       PAID       LOAD     CHARGE     CHARGE     CHARGE    EARNIGS      VALUE     CHARGE
     5       1  41,101.81  13,770.00   1,142.91     111.30       0.00     258.26     198.65  53,557.99   6,196.50
     5       2  53,557.99       0.00       0.00     111.30       0.00     258.32     198.01  53,386.38   6,196.50
     5       3  53,386.38       0.00       0.00     111.30       0.00     258.37     197.37  53,214.08   6,196.50
     5       4  53,214.08       0.00       0.00     111.30       0.00     258.42     196.73  53,041.09   6,196.50
     5       5  53,041.09       0.00       0.00     111.30       0.00     258.47     196.08  52,867.40   6,196.50
     5       6  52,867.40       0.00       0.00     111.30       0.00     258.53     195.44  52,693.01   6,196.50
     5       7  52,693.01       0.00       0.00     111.30       0.00     258.58     194.79  52,517.92   6,196.50
     5       8  52,517.92       0.00       0.00     111.30       0.00     258.63     194.14  52,342.13   6,196.50
     5       9  52,342.13       0.00       0.00     111.30       0.00     258.69     193.48  52,165.62   6,196.50
     5      10  52,165.62       0.00       0.00     111.30       0.00     258.74     192.82  51,988.40   6,196.50
     5      11  51,988.40       0.00       0.00     111.30       0.00     258.80     192.16  51,810.46   6,196.50
     5      12  51,810.46       0.00       0.00     111.30       0.00     258.85     191.50  51,631.81   6,196.50

                                   END           END
                OUTSTANDING   OF MONTH      OF MONTH
POLICY  POLICY         LOAN  CASH SURR         DEATH
  YEAR   MONTH      BALANCE      VALUE       BENEFIT
     5       1         0.00  47,361.49    900,000.00
     5       2         0.00  47,189.88    900,000.00
     5       3         0.00  47,017.58    900,000.00
     5       4         0.00  46,844.59    900,000.00
     5       5         0.00  46,670.90    900,000.00
     5       6         0.00  46,496.51    900,000.00
     5       7         0.00  46,321.42    900,000.00
     5       8         0.00  46,145.63    900,000.00
     5       9         0.00  45,969.12    900,000.00
     5      10         0.00  45,791.90    900,000.00
     5      11         0.00  45,613.96    900,000.00
     5      12         0.00  45,435.31    900,000.00

THE FOLLOWING IS A DESCRIPTION OF EACH COLUMN OF THE DETAILED REPRESENTATION:

POLICY YEAR
The policy year is assumed to be 5, as described above.

POLICY MONTH
The policy month ranges from 1 through 12, to describe the monthly processing that occurs throughout the policy year.

BEGINNING OF MONTH CASH VALUE
The beginning of month cash value (BOM CV) in each current month is equal to the end of month cash value from each previous month. This demonstration assumes that the cash value is comprised of separate account cash value only; no general account cash value or loan account cash value are present.

GROSS PREMIUM PAID
The gross premium paid is the planned ANNUAL premium of 13,770.00 as described above.

PREMIUM LOAD
The premium load is the sum of the sales charge, premium tax, and federal tax as described in the Transaction Fees table. For year 5, this sum is 8.30% of gross premium paid. In year 5 month 1, the premium load is therefore 8.30% x 13,770.00 = 1,142.91.

ADMIN CHARGE
The admin charge is the sum of the Policy Charge and the Administration and Issue Expense Charge (per 1000) multiplied by the face amount divided by 1000 as described in the Periodic Fees table (although the Administration and Issue Expense Charge (per 1000) listed in the Periodic Fees table is rounded to 2 places, whereas the exact charge is used here). In year 5, this sum is therefore
6.00 + (0.1170 x 900,000.00 / 1,000) = 111.30.

RIDER CHARGE
The rider charge is the sum the charges for all riders present, except for the Secondary Guarantee Rider (SGR), the Lifetime Coverage Rider (LCR), and the Waiver of Monthly Deduction Rider (WMD). The SGR and the LCR are calculated at the same point in time as the Cost of Insurance Charge because they use the same net amount at risk. The WMD is calculated after the Cost of Insurance Charge because it uses that charge in its calculation. This illustration assumes no riders (including SGR, LCR, and WMD) are present; the rider charge (including SGR, LCR, and WMD) is therefore 0.00. A list of available riders can be found in the Rider Fees Table.

COST OF INSURANCE CHARGE
The cost of insurance (COI) charge is the product of the monthly COI rate and the net amount at risk (NAR). The NAR is the difference between the death benefit (DB) and the cash value (floored at 0), both at the time that the NAR is calculated. There are 3 different DB options:

      level DB option,       guideline premium test:
 increasing DB option,       guideline premium test:
      level DB option, cash value accumulation test:

DB = Max (face amount                            , cash value x IRS Corridor Factor)
DB = Max (face amount + cash value (floored at 0), cash value x IRS Corridor Factor)
DB = Max (face amount                            , cash value x NSP Corridor Factor)

At the time that the NAR is calculated, the face amount is comprised of those attritutable to the base policy and the Supplemental Coverage Term Rider. It is divided by a monthly discount factor which is calculated based upon the guaranteed interest rate. The guaranteed interest rate is 4.00%, so the monthly discount factor is calculated as follows:

  monthly discount factor = ROUND {(1 + guaranteed interest rate) /\ (1/12), 7} monthly discount factor = ROUND {(1 + 4.00%) /\ (1/12), 7} monthly discount factor = 1.0032737

The NAR is:
                      NAR = death benefit - Max (0, cash value)

and finally the COI charge is:
               COI charge = monthly COI rate x NAR

For example, in year 5 month 1, we have the following:

      level DB option, guideline premium test
              face amount = 900,000.00

               cash value = BOM AV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge
               cash value = 41,101.81 + 13,770.00 - 1,142.91 - 111.30 - 0.00 cash value = 53,617.60
      IRS Corridor Factor = 1.57
  monthly discount factor = 1.0032737
         monthly COI rate = 0.0003062

                       DB = Max (face amount / monthly discount factor, cash value x IRS Corridor Factor)
                       DB = Max (900,000.00 / 1.0032737, 53,617.60 x 1.57)
                       DB = Max (897,063.28392741, 84,179.63)
                       DB = 897,063.28392741

                      NAR = DB - Max (0, cash value)
                      NAR = 897,063.28392741 - Max (0, 53,617.60)
                      NAR = 897,063.28392741 - 53,617.60
                      NAR = 843,445.68392741

               COI charge = monthly COI rate x NAR
               COI charge = 0.0003062 x 843,445.68392741
               COI charge = 258.26

NET INVESTMENT EARNINGS
The net investment earnings represent the policy performance of the cash value. The cash value is actually tracked separately for each separate account fund that has invested cash value, as well as for a loan fund if any loan balance is present. This demonstration assumes fund performance across all funds to average a gross annual interest rate of 6.00%, an investment management fee of 0.82%, and a mortality & expense risk charge fee (as described in the Periodic Fees table) of 0.55%.

To calculate the annual net interest rate (used to calculate the net investment earnings), given the annual gross interest rate, the investment management fee, and the mortality & expense risk charge rate, we use the following:

     annual net interest rate = ROUND{([ {(1+I)/\(1/365)} x {1-([IMF+MNE]/365)} ] /\ 365) - 1, 4}

          where:
            I = annual gross interest rate
          IMF = investment management fee
          MNE = mortality & expense risk charge rate

For I = 6.00%, IMF = 0.82%, and MNE = 0.55% we have:

     annual net interest rate = ROUND{([ {(1+I)/\(1/365)} x {1-([IMF+MNE]/365)} ] /\ 365) - 1, 4}
     annual net interest rate = ROUND{([ {(1+6.00%)/\(1/365)} x {1-([0.82%+0.55%]/365)} ] /\ 365) - 1, 4}
     annual net interest rate = ROUND{([ {(1+6.00%)/\(1/365)} x {1-(1.37%/365)} ] /\ 365) - 1, 4}
     annual net interest rate = ROUND{([ {(1.06)/\(1/365)} x {1-0.00003753} ] /\ 365) - 1, 4}
     annual net interest rate = ROUND{([ 1.00015965 x 0.99996247 ] /\ 365) - 1, 4}
     annual net interest rate = ROUND{(1.00012211 /\ 365) - 1, 4}
     annual net interest rate = ROUND{(1.04557675 - 1, 4}

     annual net interest rate = ROUND{0.04557675, 4} annual net interest rate = 0.0456 which expressed as a percentage is 4.56%.

To calculate the net investment earnings for the month, we calculate the product of the cash value at the time the net investment earnings is calculated and the monthly net interest rate.

The cash value at the time the net investment earnings is calculated is:

                   cash value = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge

The monthly net interest rate is not simply 1/12th of the annual net interest rate, but rather we use a compound formula to solve:

    monthly net interest rate = [(1 + annual net interest rate) /\ (1/12)] - 1 monthly net interest rate = [(1 + 0.0456) /\ (1/12)] - 1 monthly net interest rate = [1.0456 /\ (1/12)] - 1
    monthly net interest rate = 1.0037228 - 1
    monthly net interest rate = 0.0037228

For example, in year 5 month 1, we have the following:

                   cash value = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge
                   cash value = 41,101.81 + 13,770.00 - 1,142.91 - 111.30 - 0.00 - 258.26
                   cash value = 53,359.34

   net investment earnings = cash value x monthly net interest rate net investment earnings = 53,359.34 x 0.0037228 net investment earnings = 198.65

END OF MONTH CASH VALUE
The end of month cash value (EOM CV) is simply:

EOM CV = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge + Net Investment Earnings

In year 5 month 1, we have:
  EOM CV = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge + Net Investment Earnings
  EOM CV = 41,101.81 + 13,770.00 - 1,142.91 - 111.30 - 0.00 - 258.26 + 198.65
  EOM CV = 53,557.99

SURRENDER CHARGE
The surrender charge is defined as a percentage of the annual target premium on the base policy on new issues, and to any increase in face amount. The percentages are as follows:

END OF YR          PERCENTAGE
        1                  45
        2                  45
        3                  45
        4                  45
        5                  45
        6                  40
        7                  30
        8                  20
        9                  10
       10                   0

The surrender charge remains level for five years, and then grades down linearly on a monthly basis over the next five years, reaching $0 at the end of 10 years.

For example, in year 5 month 1, we have the following:

                                       annual target premium = 13,770.00
                                  year 1 month 12 percentage = 45
 N1 = # of months from year 4 month 12 until year 5 month  1 = 1
 N2 = # of months from year 4 month 12 until year 5 month 12 = 12 surrender charge = [ year 4 month 12 percentage x (1 - N1/N2)
                                                               + year 5 month 12 percentage x (    N1/N2) ]
                                                               x annual target premium
                                            surrender charge = [0.45 x (1 - 1/12) + 0.45 x 1/12] x 13,770.00 surrender charge = [0.41250000 + 0.03750000] x 13,770.00
                                            surrender charge = 0.45000000 x 13,770.00
                                            surrender charge = 6,196.50

OUTSTANDING LOAN BALANCE
The outstanding loan balance represents the amount of cash value loaned, including loan charged interest as described in the Periodic Fees table. This illustration assumes no loans have been taken; the outstanding loan balance is therefore 0.00.


END OF MONTH SURRENDER VALUE
The end of month cash surrender value (EOM CSV) is the end of month cash value net of surrender charge and outstanding loan balance. That is:

     EOM CSV = EOM CV - surrender charge - outstanding loan balance

In year 5 month 1, we have:

     EOM CSV = EOM CV - surrender charge - outstanding loan balance EOM CSV = 53,557.99 - 6,196.50 - 0.00
     EOM CSV = 47,361.49

END OF MONTH DEATH BENEFIT

The end of month death benefit (EOM DB) is calculated based upon the DB option. The DB options are as follows:

     level DB option,       guideline premium test:
increasing DB option,       guideline premium test:
     level DB option, cash value accumulation test:

DB = Max (face amount                            , cash value x IRS Corridor Factor)
DB = Max (face amount + cash value (floored at 0), cash value x IRS Corridor Factor)
DB = Max (face amount                            , cash value x NSP Corridor Factor)

The face amount is the same as that used to calculate the NAR in the COI charge.

The DB is actually the gross DB, before the reduction of any outstanding loan balance. The EOM DB is therefore:

                        EOM DB = DB - outstanding loan balance

In year 5 month 1, we have:
           level DB option, guideline premium test
                   face amount = 900,000.00
           cash value = EOM CV = 53,557.99
           IRS Corridor Factor = 1.57

                            DB = Max (face amount, cash value x IRS Corridor
                                 Factor)
                            DB = Max (900,000.00, 53,557.99 x 1.57)
                            DB = Max (900,000.00, 84,086.04)
                            DB = 900,000.00

                        EOM DB = DB - outstanding loan balance
                        EOM DB = 900,000.00 - 0.00
                        EOM DB = 900,000.00